UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 16, 2010
CAPITALSOURCE INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	1-31753 (Commission File Number)	35-2206895 (I.R.S. Employer Identification No.)
4445 Willard Avenue, 12th Floor
Chevy Chase, MD 20815
(Address of principal executive offices, zip code)
Registrant’s telephone number, including area code (301) 841-2700
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On July 16, 2010, the Company and John K. Delaney, the Company’s Executive Chairman and Chairman of the Board of Directors, entered into an amendment (the “Amendment”) to the Amended and Restated Employment Agreement between the Company and Mr. Delaney dated December 16, 2009 (the “Agreement”), to change the periods for which Mr. Delaney is subject to the Agreement’s non-compete and non-solicit provisions. The Agreement provided for Mr. Delaney’s non-compete to expire the later of December 31, 2010, six months after his employment as Executive Chairman is terminated, or three months after he ceases to use Company office space and/or staff assistance, which the Company is obligated to provide Mr. Delaney during his service as a director and for a period of two years thereafter. Pursuant to the Amendment, the non-compete will expire the later of December 31, 2010 or the date of termination of Mr. Delaney’s employment as Executive Chairman regardless of whether and for how long he thereafter continues to serve as a director and/or use Company staff or office space under the Agreement. The Agreement also had a non-solicit provision for the period of the non-compete. The Amendment changes the end date of the Agreement’s non-solicit provision prohibiting Mr. Delaney from soliciting or hiring Company employees to two years following termination of Mr. Delaney’s employment as Executive Chairman, regardless of whether and for how long he thereafter continues to serve as a director and/or use Company staff or office space.
     On July 16, 2010, the Company and Mr. Delaney also entered into an amendment (the “RSU Amendment”) to restricted stock unit agreements relating to 2,190,344 restricted stock units of Common Stock granted to Mr. Delaney between October 2007 and October 2009, to eliminate the forfeiture of rights and clawback provisions from the restricted stock unit agreements evidencing such restricted stock units. The forfeiture of rights and clawback provisions had given the Company the right to cause an immediate forfeiture of all outstanding restricted stock units upon any breach by Mr. Delaney of the non-compete, non-solicit or confidentiality provisions applicable to him and to require Mr. Delaney to pay to the Company a cash payment (or forfeiture of shares) with respect to any Common Stock delivered to him pursuant to such restricted stock unit grants and agreements within two years prior to the breach determined as follows: (1) for any shares sold by Mr. Delaney prior to receiving notice from the Company, the amount of proceeds from the sale(s), and (2) for any shares still owned, the number of shares owned times the fair market value of the shares on the date of notice from the Company.
     The Board authorized the Amendment and the RSU Amendment at the request of Mr. Delaney and in recognition of his continued valuable contributions to the Company as Executive Chairman and as a director.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 16, 2010	/s/ JOSEPH TURITZ
Joseph Turitz
Senior Vice President, General Counsel and Secretary